   The Registrant requests that the Registration Statement become effective immediately upon filing
                      pursuant to Securities Act Rule 462.
     As filed with the Securities and Exchange Commission on May 26, 1995.
                          Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ----------------
                               ADAC LABORATORIES
               (Exact Name of Issuer as Specified in its Charter)

         California                                  94-1725806
   -----------------------                   -------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                                540 Alder Drive
                          Milpitas, California  95035
                    (Address of principal executive office)
                             1992 STOCK OPTION PLAN
                            (Full Title of the Plan)
                     David L. Lowe, Chief Executive Officer
                               ADAC Laboratories
                                540 Alder Drive
                          Milpitas, California  95035
                    (Name and Address of Agent for Service)
                                 (408) 945-2990
         (Telephone Number, Including Area Code, of Agent for Service)
                               ----------------
                                    Copy to:
                            Kriston D. Qualls, Esq.
                       Graven Perry Block Brody & Qualls
                       523 West Sixth Street, Suite 1130
                         Los Angeles, California  90014
                                 (213) 680-9770
================================================================================
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

          Title of Securities       Amount to be             Proposed Maximum         Proposed Maximum          Amount of
          to be Registered          Registered(1)            Offering Price Per       Aggregate Offering        Registration Fee
                                                             Share                    Price
- ---------------------------------------------------------------------------------------------------------------------------------
          Common Stock              1,640,602 sh             $ N/A (2)                $ N/A   (2)               $     0(2)
                                      780,000 sh             $8.375(3)                $292,500(3)               $100.86(3)
                                    ------------                                       -------                   ------
                                    2,440,602 sh                                      $292,500                  $100.86
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Plus, in accordance with Rule 416(a), such indeterminate number of shares as may become subject to options under the 1992 Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Such shares have been previously registered and a registration fee has been paid.

(3) The registration fee for 780,000 shares of Common Stock issuable upon exercise of options which may be granted in the future is estimated solely for the purpose of determining the amount of the registration fee, based upon the last sale price of Registrant's Common Stock of $8-3/8 on the NASDAQ National Market System on May 23, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers, if applicable, an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



Item 1.  Plan Information*.

Item 2.  Registrant Information and Employee Plan Annual Information*.

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration
Statement:

         (1) Registrant's Report on Form 10-K for its fiscal year ended October 2, 1994;

         (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 1, 1995 and April 2, 1995;

         (3) Registrant's Proxy Statement, dated February 1, 1995, concerning the Annual Meeting of Shareholders held March 1, 1995.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-Laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of California.

         Section 317 of the General Corporation Law of the State of California authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was so serving at the request of the corporation in such capacity for another corporation, and if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceedings if actually and reasonably incurred in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty; however, a court may, even in such case, allow indemnification of such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonable incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The California General Corporation Law permits a California corporation to include in its Articles of Incorporation a provision eliminating or limiting the liability of directors for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provisions may not eliminate or limit a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) for the payment of unlawful dividends, stock purchases or redemptions. The Company's Articles of Incorporation contain a provision eliminating the liability of the Company's directors for breaches of their fiduciary duty, subject to the limitations imposed by statute as described above. The provisions do not limit or otherwise affect the personal liability or a director for violation of Federal Securities Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as a part of this Registration
Statement:

          4.1    ADAC Laboratories 1992 Stock Option Plan.

          4.2    Amendment No. 1 to ADAC Laboratories 1992 Stock Option Plan.

          4.3    Amendment No. 2 to ADAC Laboratories 1992 Stock Option Plan.

          4.4    Amendment No. 3 to ADAC Laboratories 1992 Stock Option Plan.

          5.1    Opinion of Graven Perry Block Brody & Qualls.

         23.1    Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Graven Perry Block Brody & Qualls (included in Option of Graven Perry Block Brody & Qualls filed as Exhibit
                 5.1 herein).

ITEM 9.  UNDERTAKINGS.

         (A)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement:

Provided however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C)     (1)      The undersigned Registrant hereby undertakes to
deliver or cause to be delivered with the Prospectus to each person to whom the Prospectus is sent or given a copy of Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

                 (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

         (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant, ADAC Laboratories, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 23rd day of May, 1995.

                                             ADAC LABORATORIES



                                             By /s/ David L. Lowe
                                                ------------------------------
                                                     David L. Lowe,
                                                       Chief Executive Officer

                               POWER OF ATTORNEY


         The officers and directors of ADAC Laboratories, whose signatures appear below, hereby constitute and appoint Stanley D. Czerwinski, David L. Lowe and Dennis R. Mahoney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his or their substitutes, shall do or cause to be done by virtue hereof.
               ________________________________________________________

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                           Signature                                        Title                                 Date
                 -----------------------------             --------------------------------------          ------------------
                 /s/ Stanley D. Czerwinski            Chairman of the Board and Director                 May 23, 1995
                 -----------------------------
                 Stanley D. Czerwinski

                 /s/ David L. Lowe                    Director and Chief Executive Officer (Principal    May 23, 1995
                 ------------------------------
                 David L. Lowe                        Executive Officer)


                 /s/ Dennis R. Mahoney                Chief Financial Officer (Principal Financial       May 23, 1995
                 ---------------------------
                 Dennis R. Mahoney                    and Accounting Officer)


                 /s/ Thomas A. McPherson              Director                                           May 10, 1995
                 --------------------------
                 Thomas A. McPherson


                 /s/ Robert L. Miller                 Director                                           May 4, 1995
                 ------------------------------
                 Robert L. Miller


                 /s/ F. David Rollo                   Director                                           May 10, 1995
                 ------------------------------
                 F. David Rollo


                 /s/ Edmund H. Shea, Jr.              Director                                           May 5, 1995
                 ---------------------------
                 Edmund H. Shea, Jr.